Exhibit 99.1

Contact: Investor Relations and Corporate Communications
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Reports Improved First-Quarter Results
Full-Year Earnings Guidance Raised Due to Lower Tax Rate

RICHMOND, Va., April 26, 2017 – The Brink’s Company (NYSE:BCO) today announced financial results for the first quarter of 2017, which include the following highlights:

•	GAAP: Revenue up 9%, operating profit up 202% to $71 million, EPS $.67 vs ($.06)

•	Non-GAAP: Revenue up 7%, operating profit up 62% to $53 million, EPS $.57 vs $.31

•	Continued improvement in U.S., strong profit growth in all segments
Doug Pertz, president and chief executive officer, said:  “Our first-quarter non-GAAP results include organic revenue growth of 7%, a 62% increase in operating profit and an 84% increase in earnings per share. These results reflect above-guidance organic revenue growth and strong profit growth in each of our three geographic segments. We’re especially pleased to report that our U.S. operations continued to improve and were an important contributor to the company’s overall revenue and profit growth in the quarter. Due to an improved tax rate, we raised our full-year non-GAAP EPS guidance by $.10 to a range between $2.55 and $2.65. Given the strong first-quarter results, we expect to be near the upper end of this range.
“We expect continued momentum through 2017 and beyond.  On March 2, we disclosed a detailed three-year strategic plan with 2019 non-GAAP financial targets that include annual operating profit growth of about 20% to $325 million, earnings of $3.50 per share and Adjusted EBITDA of $475 million.  The centerpiece of our strategy includes ‘breakthrough initiatives’ to drive operational excellence and close the gap between our margins and those of our most successful competitors.  In the U.S., our greatest near-term profit growth opportunity, these initiatives are aimed at reducing overall fleet and labor costs, optimizing our branch network, and reinvigorating our sales and marketing efforts. In summary, we’re off to a strong start in 2017, and highly focused on delivering superior value to our stakeholders.”
The 2019 financial targets do not include any impact from acquisitions, which are an important part of the company’s strategy. Brink’s recently completed two relatively small but synergistic acquisitions, one in the U.S. and another in Brazil, and has several other near-term opportunities in its acquisition pipeline.
2017 Guidance(a)
(In $ millions, except revenues in $ billions and EPS)

	GAAP Guidance			Non-GAAP Guidance
	Current		Prior	Current	Prior
Revenues	$	~3.1	~3.0	~3.0	~3.0
Operating Profit(b)		253 – 263	198 – 208	235 – 245	230 – 240
Adjusted EBITDA		NA	NA	370 – 380	370 – 380
EPS(c)		$2.35 – 2.45	2.05 – 2.15	2.55 – 2.65	2.45 – 2.55

(a)	See more detailed information on page 2.

(b)	The increase in GAAP and non-GAAP operating profit is related to early adoption of a change in accounting rules that has no impact on revenue, Adjusted EBITDA or net income.

(c)	Increase in EPS due to reduction in effective tax rate for 2017.

Conference Call
Brink’s will host a conference call on April 26 at 8:30 a.m. ET to review first-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http:dpregister.com/10105378 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through May 26, 2017, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is10105378. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2017 Guidance (Unaudited)
(In millions except revenues in billions and as noted)

	2016 GAAP	2016 Non-GAAP(a)	2017 GAAP Outlook(c)	Reconciling Items(a)	2017 Non-GAAP Outlook(a)
Revenues	$3.0	2.9	~3.1	(0.1)	~3.0
Operating profit (loss)	185	212	253 – 263	(18)	235 – 245
Nonoperating expense	(60)	(25)	(58) – (60)	33	(25) – (27)
Provision for income taxes	(79)	(69)	(65) – (68)	—	(73) – (76)
Noncontrolling interests	(10)	(5)	~(10)	—	~(6)
Income (loss) from continuing operations(b)	36	113	120 – 125	—	131 – 136
EPS from continuing operations(b)	$0.72	2.24	2.35 – 2.45	—	2.55 – 2.65

Operating profit margin	6.1%	7.3%	8.1% – 8.5%	(0.3)%	7.8% – 8.2%

Effective income tax rate	62.8%	36.9%	~33.0%	—	~35.0%

Adjusted EBITDA(d)		333			370 – 380

Key Metrics	Revenue Change				Operating Profit Change		EPS Change
	2017 GAAP Outlook(c)	% Change vs. 2016	2017 Non-GAAP Outlook(a)	% Change vs. 2016	2017 GAAP Outlook(c)	2017 Non-GAAP Outlook(a)	2017 Non-GAAP Outlook(a)
Organic	120	4	184	6	82 – 92	37 – 47	0.48 – 0.58
Dispositions	24	1	24	1	1	1	0.01
Currency	(80)	(3)	(80)	(3)	(15)	(15)	(0.18)
Total	64	2	128	4	68 – 78	23 – 33	0.31 – 0.41

Amounts may not add due to rounding

Outlook for 2017

•	U.S. operating profit margin of 4% to 5%

•	Mexico operating profit margin of ~10%

(a)
The 2016 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 8-10. The 2017 Non-GAAP outlook amounts for operating profit (loss) and nonoperating expense exclude the impact of other items not allocated to segments and certain retirement plan costs. The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations.

(b)	Attributable to Brink’s.

(c)	2017 GAAP outlook includes the actual impact of Venezuela operations through March 31, 2017, but does not include any forecasted amounts from Venezuela operations for the remainder of 2017.

(d)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision and non-GAAP depreciation and amortization. Non-GAAP income from continuing operations is reconciled to net income on page 10.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
First-Quarter 2017 vs. 2016

GAAP		Organic	Acquisitions /			% Change
	1Q'16	Change	Dispositions(a)	Currency(b)	1Q'17	Total	Organic
Revenues:
North America	$293	19	1	(8)	305	4	6
South America	157	26	—	19	202	29	17
Rest of World	239	5	(6)	(5)	234	(2)	2
Segment revenues - GAAP/non-GAAP	$689	50	(5)	7	740	7	7

Other items not allocated to segments(d)	33	127	(1)	(111)	48	46	fav
Revenues - GAAP	$722	177	(6)	(104)	788	9	24

Operating profit:
North America	$4	7	—	(1)	10	fav	fav
South America	24	15	—	—	39	63	62
Rest of World	18	6	1	—	25	38	33
Corporate(c)	(13)	(6)	—	(3)	(21)	63	44
Operating profit - non-GAAP	$33	22	1	(3)	53	62	67

Other items not allocated to segments(d)	(9)	67	7	(47)	18	fav	fav
Operating profit (loss) - GAAP	$24	89	8	(50)	71	fav	fav

GAAP interest expense	(5)				(5)	(2)

GAAP interest and other income (expense)	(10)				(11)	15

GAAP provision for income taxes	9				14	53

GAAP noncontrolling interests	3				6	unfav

GAAP income (loss) from continuing operations(f)	(3)				35	fav

GAAP EPS(f)	$(0.06)				0.67	fav

Non-GAAP(e)		Organic	Acquisitions /			% Change
	1Q'16	Change	Dispositions(a)	Currency(b)	1Q'17	Total	Organic

Segment revenues - GAAP/non-GAAP	$689	50	(5)	7	740	7	7

Non-GAAP operating profit	33	22	1	(3)	53	62	67

Non-GAAP interest expense	(5)				(5)	—

Non-GAAP interest and other income (expense)	(2)				(1)	(41)

Non-GAAP provision for income taxes	10				17	70

Non-GAAP noncontrolling interests	1				1	27

Non-GAAP income from continuing operations(f)	15				29	90

Non-GAAP EPS(f)	$0.31				0.57	84

Amounts may not add due to rounding.

(a)	Includes operating results and gains/losses on acquisitions and dispositions of assets and of businesses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 6-7 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 8-10.

(f)	Attributable to Brink's.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2016	March 31, 2017
Assets
Cash and cash equivalents	$183.5	218.7
Accounts receivable, net	501.1	544.7
Property and equipment, net	531.0	556.5
Deferred income taxes	327.9	328.8
Other	451.3	514.2

Total assets	$1,994.8	2,162.9

Liabilities and Equity

Accounts payable	139.3	139.7
Debt	443.2	528.4
Retirement benefits	494.9	495.6
Accrued liabilities	385.7	386.8
Other	176.9	191.2
Total liabilities	1,640.0	1,741.7

Equity	354.8	421.2

Total liabilities and equity	$1,994.8	2,162.9

Selected Items - Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2016	2017
Net cash provided (used) by operating activities	(37.8)	26.9
Net cash used by investing activities	(24.1)	(49.2)
Net cash provided by financing activities	48.5	51.3

Effect of exchange rate changes on cash	1.9	6.2
Cash and cash equivalents:
Increase (decrease)	(11.5)	35.2
Balance at beginning of period	198.3	183.5
Balance at end of period	$186.8	218.7

Supplemental Cash Flow Information

Capital expenditures	$(20.8)	(27.8)
Acquisitions	—	(14.2)
Depreciation and amortization	32.2	33.9
Cash paid for income taxes, net	14.4	17.9

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 40 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2017 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact, tax rate, and adjusted EBITDA, the impact of Venezuela operations and related exchange rates and expected cost savings from Reorganization and Restructuring activities, and 2019 non-GAAP financial targets. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions (including those in the home security industry) and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business and reputation; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2015, 2016 and 2017 (Unaudited)
(In millions, except for percentages)

	Revenues
	2015					2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q
Revenues:
North America	$309.4	310.0	302.8	301.8	1,224.0	$292.7	300.8	297.0	319.8	1,210.3	$304.6
South America	186.1	179.8	175.1	178.3	719.3	157.0	170.1	186.7	204.9	718.7	202.2
Rest of World	260.1	258.3	262.0	253.2	1,033.6	239.2	245.6	251.2	243.4	979.4	233.5
Segment revenues - GAAP and Non-GAAP	755.6	748.1	739.9	733.3	2,976.9	688.9	716.5	734.9	768.1	2,908.4	740.3

Other items not allocated to segments(a)
Venezuela operations	20.5	12.2	19.3	32.5	84.5	32.1	21.5	20.4	35.4	109.4	48.1
Acquisitions and dispositions	—	—	—	—	—	0.8	1.5	0.5	—	2.8	—
GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8	739.5	755.8	803.5	3,020.6	$788.4

	Operating Profit
	2015					2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q
Operating profit:
North America	$18.9	10.2	6.3	10.2	45.6	$3.7	3.8	8.9	23.7	40.1	$10.2
South America	23.4	21.8	22.6	34.3	102.1	23.7	21.3	34.5	40.9	120.4	38.7
Rest of World	19.2	22.3	30.5	28.8	100.8	18.4	27.5	32.6	31.4	109.9	25.3
Corporate	(19.2)	(22.0)	(20.9)	(23.1)	(85.2)	(13.1)	(13.4)	(13.9)	(17.8)	(58.2)	(21.3)
Non-GAAP	42.3	32.3	38.5	50.2	163.3	32.7	39.2	62.1	78.2	212.2	52.9

Other items not allocated to segments(a)
Venezuela operations	(17.2)	(38.6)	(0.4)	10.6	(45.6)	2.7	1.6	2.2	12.0	18.5	21.1
Reorganization and Restructuring	(1.5)	1.2	(2.9)	(12.1)	(15.3)	(6.0)	(2.1)	(2.3)	(19.9)	(30.3)	(4.1)
Acquisitions and dispositions	—	0.3	—	(6.3)	(6.0)	(5.9)	(6.5)	(2.3)	(1.2)	(15.9)	1.0
GAAP	$23.6	(4.8)	35.2	42.4	96.4	$23.5	32.2	59.7	69.1	184.5	$70.9

	Margin
	2015					2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q
Margin:
North America	6.1%	3.3	2.1	3.4	3.7	1.3%	1.3	3.0	7.4	3.3	3.3%
South America	12.6	12.1	12.9	19.2	14.2	15.1	12.5	18.5	20.0	16.8	19.1
Rest of World	7.4	8.6	11.6	11.4	9.8	7.7	11.2	13.0	12.9	11.2	10.8
Non-GAAP	5.6	4.3	5.2	6.8	5.5	4.7	5.5	8.5	10.2	7.3	7.1

Other items not allocated to segments(a)	(2.6)	(4.9)	(0.6)	(1.3)	(2.4)	(1.4)	(1.1)	(0.6)	(1.6)	(1.2)	1.9
GAAP	3.0%	(0.6)	4.6	5.5	3.1	3.3%	4.4	7.9	8.6	6.1	9.0%

(a)	See explanation of items on page 7.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

As shown in the "Segment Results" table on page 6, Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, due to management’s inability to allocate, generate or redeploy resources in-country or globally.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs and we recognized an additional $2.8 million in the first three months of 2017 related to this restructuring. We expect to incur additional costs between $15 and $20 million in future periods, primarily severance costs.

Executive Leadership and Board of Directors
In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to these restructuring actions.

2015 Restructuring
Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million.
2014 Restructuring
Brink’s reorganized and restructured its business in December 2014. Severance costs of $21.8 million associated with these actions were recognized in 2014 and an additional $1.9 million in costs were recognized in 2015 related to this restructuring.

Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2017 Acquisitions and Dispositions

•	Gains in the first quarter of 2017 related primarily to the liquidation of our former cash-in-transit operation in Puerto Rico.

2016 Acquisitions and Dispositions

•
Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation are included in items not allocated to segments and are excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations are treated similarly to the Republic of Ireland.

•	Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

2015 Acquisitions and Dispositions

•	These items related primarily to Brink's sale of its 70% interest in a cash management business in Russia in the fourth quarter of 2015 from which we recognized a $5.9 million loss on the sale.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 7 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during the remainder of 2017 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

The Non-GAAP information is intended to provide information to assist analysts and investors with comparability of financial performance and estimates of future performance. Brink’s believes these measures are helpful in assessing operations and estimating future results. Management uses non-GAAP results to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '15			YTD '16			YTD '17
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$8.4	15.5	184.5%	$8.9	9.4	105.6%	54.9	14.4	26.2%
Retirement plans(e)	8.3	2.9		7.3	2.6		7.3	2.7
Other items not allocated to segments(a)	19.4	1.0		10.0	(0.6)		(15.1)	(3.5)
Income tax rate adjustment(b)	—	(6.0)		—	(1.7)		—	2.9
Non-GAAP	$36.1	13.4	37.0%	$26.2	9.7	36.9%	47.1	16.5	35.0%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 6-7 for pretax amounts and details. Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of operations. Adjusted EBITDA Non-GAAP amounts exclude the impact of Other Items Not Allocated to Segments on the respective line items on the consolidated statements of operations.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at ~35.0% for 2017 and was 36.9% for 2016 and 37.0% for 2015.

(c)	The non-GAAP tax rate excludes the U.S. tax on a transaction that accelerated U.S. taxable income because it will be offset by foreign tax benefits in future years.

(d)
There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition.

(e)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2015					2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8	739.5	755.8	803.5	3,020.6	$788.4
Other items not allocated to segments(a)	(20.5)	(12.2)	(19.3)	(32.5)	(84.5)	(32.9)	(23.0)	(20.9)	(35.4)	(112.2)	(48.1)
Non-GAAP	$755.6	748.1	739.9	733.3	2,976.9	$688.9	716.5	734.9	768.1	2,908.4	$740.3

Operating profit (loss):
GAAP	$23.6	(4.8)	35.2	42.4	96.4	$23.5	32.2	59.7	69.1	184.5	$70.9
Other items not allocated to segments(a)	18.7	37.1	3.3	7.8	66.9	9.2	7.0	2.4	9.1	27.7	(18.0)
Non-GAAP	$42.3	32.3	38.5	50.2	163.3	$32.7	39.2	62.1	78.2	212.2	$52.9

Interest expense:
GAAP	$(4.9)	(4.7)	(4.8)	(4.5)	(18.9)	$(4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$(4.8)
Other items not allocated to segments(a)	—	—	—	—	—	0.1	—	—	—	0.1	—
Non-GAAP	$(4.9)	(4.7)	(4.8)	(4.5)	(18.9)	$(4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$(4.8)

Interest and other income (expense):
GAAP	$(10.3)	(9.4)	(9.0)	(7.7)	(36.4)	$(9.7)	(9.4)	(9.2)	(10.8)	(39.1)	$(11.2)
Retirement plans(e)	8.3	7.6	8.0	7.3	31.2	7.3	8.1	7.9	8.2	31.5	7.3
Other items not allocated to segments(a)	0.7	0.5	0.4	0.6	2.2	0.7	0.7	0.4	1.2	3.0	2.9
Non-GAAP	$(1.3)	(1.3)	(0.6)	0.2	(3.0)	$(1.7)	(0.6)	(0.9)	(1.4)	(4.6)	$(1.0)

Taxes:
GAAP	$15.5	7.6	14.1	29.3	66.5	$9.4	14.5	19.5	35.1	78.5	$14.4
Retirement plans(e)	2.9	2.7	2.8	2.4	10.8	2.6	2.9	2.9	2.9	11.3	2.7
Other items not allocated to segments(a)	1.0	(2.7)	(1.3)	1.5	(1.5)	(0.6)	(3.5)	(1.8)	(0.1)	(6.0)	(3.5)
U.S. tax on accelerated U.S. income(c)	—	—	—	(23.5)	(23.5)	—	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	—	—	—	—	—	(14.7)	(14.7)	—
Income tax rate adjustment(b)	(6.0)	2.1	(3.4)	7.3	—	(1.7)	(1.5)	0.1	3.1	—	2.9
Non-GAAP	$13.4	9.7	12.2	17.0	52.3	$9.7	12.4	20.7	26.3	69.1	$16.5

Noncontrolling interests:
GAAP	$(6.5)	(13.5)	(0.4)	4.1	(16.3)	$2.6	3.1	1.4	3.2	10.3	$5.8
Other items not allocated to segments(a)	6.2	16.5	1.4	(2.9)	21.2	(1.1)	(1.2)	0.2	(3.1)	(5.2)	(4.6)
Income tax rate adjustment(b)	1.1	(1.2)	(0.2)	0.3	—	(0.4)	(0.3)	0.1	0.6	—	0.2
Non-GAAP	$0.8	1.8	0.8	1.5	4.9	$1.1	1.6	1.7	0.7	5.1	$1.4

Non-GAAP margin	5.6%	4.3%	5.2%	6.8%	5.5%	4.7%	5.5%	8.5%	10.2%	7.3%	7.1%

Amounts may not add due to rounding.
See page 8 for footnote explanations.

	2015					2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q

Reconciliation to net income (loss):
Net income (loss) attributable to Brink's	$(3.0)	(12.9)	7.6	(3.6)	(11.9)	$(3.1)	0.3	24.5	12.8	34.5	$34.7
Discontinued operations	2.4	(0.1)	0.1	0.4	2.8	—	—	—	1.7	1.7	—
Income (loss) from continuing operations attributable to Brink's - GAAP	$(0.6)	(13.0)	7.7	(3.2)	(9.1)	$(3.1)	0.3	24.5	14.5	36.2	$34.7
Retirement plans(e)	5.4	4.9	5.2	4.9	20.4	4.7	5.2	5.0	5.3	20.2	4.6
Other items not allocated to segments(a)	12.2	23.8	3.6	9.8	49.4	11.7	12.4	4.4	13.5	42.0	(7.0)
U.S. tax on accelerated U.S. income(c)	—	—	—	23.5	23.5	—	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	—	—	—	—	—	14.7	14.7	—
Income tax rate adjustment(b)	4.9	(0.9)	3.6	(7.6)	—	2.1	1.8	(0.2)	(3.7)	—	(3.1)
Income (loss) from continuing operations attributable to Brink's - Non-GAAP	$21.9	14.8	20.1	27.4	84.2	$15.4	19.7	33.7	44.3	113.1	$29.2

EPS:
GAAP	$(0.01)	(0.26)	0.16	(0.07)	(0.19)	$(0.06)	0.01	0.48	0.28	0.72	$0.67
Retirement plans(e)	0.11	0.11	0.10	0.10	0.41	0.09	0.10	0.10	0.10	0.39	0.09
Venezuela operations(a)	0.23	0.50	0.04	(0.11)	0.64	0.04	0.09	0.01	(0.09)	0.05	(0.16)
Reorganization and Restructuring costs(a)	0.02	(0.02)	0.04	0.18	0.23	0.08	0.03	0.04	0.33	0.47	0.04
Acquisitions and dispositions(a)	—	(0.01)	—	0.13	0.12	0.12	0.12	0.05	0.03	0.32	(0.02)
U.S. tax on accelerated U.S. income(c)	—	—	—	0.47	0.47	—	—	—	—	—	—
Deferred tax valuation allowance(d)	—	—	—	—	—	—	—	—	0.29	0.29	—
Income tax rate adjustment(b)	0.10	(0.02)	0.07	(0.15)	—	0.04	0.04	(0.01)	(0.07)	—	(0.06)
Non-GAAP	$0.44	0.30	0.40	0.55	1.69	$0.31	0.39	0.66	0.87	2.24	$0.57

Adjusted EBITDA:
Income from continuing operations - Non-GAAP(a)	$21.9	14.8	20.1	27.4	84.2	$15.4	19.7	33.7	44.3	113.1	$29.2
Interest expense - Non-GAAP(a)	4.9	4.7	4.8	4.5	18.9	4.8	4.9	5.1	5.5	20.3	4.8
Income tax provision - Non-GAAP(a)	13.4	9.7	12.2	17.0	52.3	9.7	12.4	20.7	26.3	69.1	16.5
Depreciation and amortization - Non-GAAP(a)	34.9	34.5	33.1	33.5	136.0	32.1	32.7	32.3	33.0	130.1	32.6
Adjusted EBITDA	$75.1	63.7	70.2	82.4	291.4	$62.0	69.7	91.8	109.1	332.6	$83.1

Depreciation and Amortization:
GAAP	$36.7	36.5	33.1	33.6	139.9	$32.2	32.9	32.4	34.1	131.6	$33.9
Venezuela operations(a)	(1.8)	(2.0)	—	(0.1)	(3.9)	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)
Reorganization and Restructuring costs(a)	—	—	—	—	—	—	—	—	(0.8)	(0.8)	(0.9)
Non-GAAP	$34.9	34.5	33.1	33.5	136.0	$32.1	32.7	32.3	33.0	130.1	$32.6

Amounts may not add due to rounding.
See page 8 for footnote explanations.